Exhibit 99.1

FOR IMMEDIATE RELEASE

ABM INDUSTRIES ANNOUNCES

2014 THIRD QUARTER FINANCIAL RESULTS

Q3 Revenues Increase 4.9%

Adjusted Net Income Increases 16.5%, Net Income Up 21.3%

Company Lifts Guidance to $1.65 to $1.69 (includes $0.08 expected benefit for Work Opportunity Tax Credit)

Declares 194th Consecutive Quarterly Dividend

New York, NY - September 3, 2014 - ABM (NYSE:ABM), a leading provider of facility solutions, today announced financial results for the fiscal 2014 third quarter that ended July 31, 2014.

($ in millions, except per share amounts)	Three Month Ended July 31,		Increase	Nine Months Ended July 31,		Increase
(unaudited)	2014	2013	(Decrease)	2014	2013	(Decrease)
Revenues	$1,276.1	$1,216.8	4.9%	$3,733.9	$3,572.5	4.5%
Operating Profit	$33.7	$28.7	17.4%	$85.5	$81.6	4.8%
Adjusted Operating Profit	$46.7	$40.4	15.6%	$106.5	$96.9	9.9%
Net income	$19.4	$16.0	21.3%	$47.7	$48.7	(2.1)%
Net income per diluted share	$0.34	$0.29	17.2%	$0.84	$0.87	(3.4)%
Adjusted Net Income	$26.9	$23.1	16.5%	$59.8	$58.0	3.1%
Adjusted Net Income per diluted share	$0.47	$0.41	14.6%	$1.05	$1.04	1.0%
Net cash provided by operating activities	$19.3	$46.5	(58.5)%	$57.0	$84.3	(32.4)%
Adjusted EBITDA	$62.4	$57.2	9.1%	$153.3	$147.8	3.7%

(This release refers to non-GAAP financial measures described as “Adjusted EBITDA”, “Adjusted net income”, “Adjusted net income per diluted share” (or “Adjusted EPS”) and “Adjusted operating profit”. Refer to the accompanying financial schedules for supplemental financial data and corresponding reconciliation of these non-GAAP financial measures to certain GAAP financial measures.)

Executive Summary:

•	Revenues were a record $1.28 billion in the third quarter of fiscal 2014, up 4.9% compared to $1.22 billion last year, due to organic growth of 3.8% and contributions from acquisitions.

•	Janitorial achieved organic growth of 3.5%; Building & Energy Solutions and Other (Air Serv) segments delivered organic growth of 14.2% and 11.1%, respectively.

•	Adjusted net income after-tax was $0.47 per diluted share, up 14.6% compared to $0.41 per diluted share in the third quarter of fiscal 2013, primarily from organic revenue growth, expansion of margins as a result of savings from the Onsite operations realignment and lower insurance expense from enhancements to the Company's risk management and safety programs.

•	Net income was $19.4 million, up $3.4 million or 21.3% from new business, improved operating margins, and savings from the Onsite realignment. Included in the Company's results is an after-tax charge of $6.1 million ($10.5 million pre-tax) to increase expected insurance reserves for policy years before 2014. This compares to an after-tax charge of $6.0 million ($9.9 million pre-tax) recorded in the third quarter of fiscal 2013.

•	Adjusted EBITDA increased 9.1% to $62.4 million from margin improvement and contributions from recent acquisitions.

•	Net cash from operations was $19.3 million for the third quarter of fiscal 2014, down 58.5% compared to net cash from operations of $46.5 million for the same period last year, due to timing of collections and higher cash taxes paid.

Third Quarter Results and Management Commentary

“The company's operating performance in the third quarter was outstanding with record revenues of $1.28 billion, year-over-year growth of 4.9%. Compared to the third quarter of fiscal 2013, our Janitorial, Parking, Building & Energy Solutions, and Air Serv businesses achieved double-digit improvements in operating profit," said ABM's president and chief executive officer Henrik Slipsager. "Results were driven by continued strong organic growth and we are very encouraged by our 30 basis point improvement in gross margin as all of our operating segments profited from lower insurance expense as a result of enhancements to our risk management and safety programs. Our Janitorial segment posted a 3.5% increase in revenue primarily due to new contract wins and strength in the West and Midwest regions, where organic growth exceeded 4%. Operating profit for Janitorial increased 17.4% mainly due to lower labor and labor related expenses as a result of our safety initiatives, realignment savings, and new business. The Building & Energy Solutions segment revenue increased 21.5% in the third quarter, as we experienced strong organic growth in our healthcare, energy and government businesses and benefited from recent acquisitions. Operating profit in Building & Energy Solutions increased 15.3% due to new business and acquisitions. In our Other segment, Air Serv achieved a 17.9% increase in revenue from new business and the August 2013 acquisition of Blackjack. Air Serv's operations in the United Kingdom had an exceptional quarter and significantly contributed to the 18.4% increase in operating profit. Start-up costs were $1.5 million pre-tax, essentially flat on a sequential basis.”

Slipsager continued, “Adjusted operating profit before-tax increased 15.6% or $6.3 million to $46.7 million, compared to the third quarter of fiscal 2013. The increase was largely due to strong top-line growth and margin improvement as a result of lower insurance expense, primarily in our Janitorial segment, realignment savings achieved in our Onsite businesses and higher margin business in our Building & Energy Solutions segment, partially offset by higher operating expenses on new business and

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increased compensation expense to support our growth initiatives. In addition, the third quarter of 2014 is without the anticipated benefit of $0.02 per diluted share from the Work Opportunity Tax Credit ("WOTC") under the American Taxpayer Relief Act of 2012. On a reported basis, net income after-tax increased $3.4 million or 21.3% to $19.4 million ($0.34 per diluted share)."

James Lusk, executive vice president and chief financial officer, added, “The Company generated $19.3 million in cash flow in the third quarter, which was down 59% from the prior year largely due to timing of client collections and higher taxes paid. In the fourth quarter, we anticipate strong collections of client receivables, similar to prior fiscal years. We continue to use our free cash flow to enhance shareholder value. During the quarter, the Company executed share repurchases totaling $10.0 million and paid a quarterly cash dividend of $8.6 million. We ended the third quarter with $311.7 million of borrowings under our credit facility, down $15.5 million from $327.2 million in the prior quarter.”

Interest expense for the third quarter of fiscal 2014 was $2.7 million, a decrease from $3.4 million in the third quarter of 2013 due to lower average borrowings and a lower average rate under the Company’s credit facility compared to the third quarter of fiscal 2013.

The effective tax rate for the third quarter of fiscal 2014 was 40.5%, flat with the same period last year. The anticipated effective tax rate for fiscal year 2014 continues to be in a range of 36% to 38% and assumes the retroactive reenactment of WOTC by Congress prior to the end of the Company’s fiscal year on October 31, 2014. If the WOTC is not retroactively reenacted by Congress prior to October 31, 2014, the estimated annual effective income tax rate will be between 40% and 42%.

Slipsager concluded, “Our pipeline of new business remains robust and our strategic focus on key verticals, such as high-tech, sports and entertainment, aviation, financial services and healthcare, should continue to drive sales growth. We have also been extremely pleased with our Air Serv business and during the quarter they started a significant amount of new business. With the success of their operations in the United Kingdom, and the new business, Air Serv is well positioned moving into the fourth quarter. In addition, we recently completed the acquisition of Airco Commercial Services Inc. to add to our offering of best-in-class HVAC and energy efficiency services. With the realignment of our infrastructure largely completed, we believe we have ample opportunity to leverage our fully collaborative and integrated sales-driven strategy across the company as our Onsite businesses continue to identify new opportunities to cross sell our services and we further develop our end-to-end service delivery model. I am looking forward to a strong finish to fiscal 2014.”

Nine Months Results

The Company reported revenues for the nine months ended July 31, 2014 of $3.73 billion, a 4.5% increase compared to year- ago revenues of $3.57 billion, primarily due to additional revenues from new business.

Income from continuing operations for the first nine months of fiscal year 2014 was $47.7 million, or $0.84 per diluted share, compared to $48.7 million, or $0.87 per diluted share, for the first nine months of fiscal year 2013.

Adjusted after-tax net income from continuing operations for the first nine months of fiscal year 2014 was $59.8 million, or $1.05 per diluted share, compared to $58.0 million, or $1.04 per diluted share, for the first nine months of fiscal year 2013. The increase of $1.8 million is primarily the result of a $7.4 million after-tax contribution from operations, partially offset by higher taxes of $5.5 million. Adjusted income

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from continuing operations for the first nine months of fiscal 2013 included a higher benefit of $0.09 per diluted share primarily from WOTC compared to the first nine months of fiscal 2014. Fiscal 2013 included a $0.05 per diluted share benefit related to retroactive reinstatement of WOTC from fiscal 2012.

Dividend

The Company also announced that the Board of Directors has declared a fourth quarter cash dividend of $0.155 per common share payable on November 3, 2014 to stockholders of record on October 2, 2014. This will be ABM’s 194th consecutive quarterly cash dividend.

Guidance

The Company is lifting fiscal 2014 guidance for adjusted after-tax net income to $1.65 to $1.69 per diluted share. Guidance for after-tax net income is $1.42 to $1.46 per diluted share. This guidance continues to include an expected benefit of $0.08 per diluted share for the Work Opportunity Tax Credit, which the Company anticipates Congress will retroactively reenact by the end of the Company's fiscal year-end of October 31, 2014.

Earnings Webcast

On Thursday, September 4, 2014 at 9:00 a.m. ET, ABM will host a live webcast of remarks by president and chief executive officer Henrik Slipsager, executive vice president and chief financial officer James Lusk, executive vice president Jim McClure, and executive vice president Tracy Price. A supplemental presentation will accompany the webcast and will be accessible through the Investor Relations portion of ABM’s website by clicking on the “Events and Presentations” tab.

The webcast will be accessible at: http://investor.abm.com/events.cfm.

Listeners are asked to be online at least 15 minutes early to register, as well as to download and install any complimentary audio software that might be required. Following the call, the webcast will be available at this URL for a period of 90 days.

In addition to the webcast, a limited number of toll-free telephone lines will also be available for listeners who are among the first to call (877) 664-7395 within 15 minutes before the event. Telephonic replays will be accessible during the period from two hours to seven days after the call by dialing (855) 859-2056 and then entering ID # 92091818.

Earnings Webcast Presentation

In connection with the webcast to discuss earnings (see above), a slide presentation related to earnings and operations will be available on the Company’s website at www.abm.com and can be accessed through the Investor Relations section of ABM’s website by clicking on the “Events and Presentations” tab.

ABOUT ABM

ABM (NYSE: ABM) is a leading provider of end-to-end facility solutions with fiscal year 2013 revenues of approximately $4.8 billion and 110,000 employees in over 350 offices deployed throughout the United States and various international locations. ABM’s comprehensive capabilities include facilities engineering, commercial cleaning, energy solutions, HVAC, electrical, landscaping, parking and security,

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provided through stand-alone or integrated solutions. ABM provides custom facility solutions in urban, suburban and rural areas to properties of all sizes - from schools and commercial buildings to hospitals, manufacturing plants and airports. ABM Industries Incorporated, which operates through its subsidiaries, was founded in 1909. For more information, visit www.abm.com.

Cautionary Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that set forth management’s anticipated results based on management’s current plans and assumptions. Any number of factors could cause actual results to differ materially from those anticipated. These factors include, but are not limited to the following: (1) risks relating to our acquisition strategy may adversely impact our results of operations; (2) our strategy of moving to an integrated facility solutions services provider platform, which focuses on vertical market strategy, may not generate the organic growth in revenues or profitability that we expect; (3) we are subject to intense competition that can constrain our ability to gain business as well as our profitability; (4) increases in costs that we cannot pass on to clients, including certain costs relating to electronic workforce management and client management tools, could affect our profitability; (5) federal health care reform legislation may adversely affect our business and results of operations; (6) our business success depends on retaining senior management and attracting and retaining qualified personnel; (7) we have high deductibles for certain insurable risks, and therefore we are subject to volatility associated with those risks; (8) we are defendants in class and representative actions and other lawsuits alleging various claims that could cause us to incur substantial liabilities; (9) we are at risk of losses stemming from any accident or other incident involving our airport operations; (10) our business success depends on our ability to preserve our long-term relationships with clients; (11) our restructuring initiatives may not achieve the expected cost reductions; (12) we are at risk of losses stemming from damage to our reputation; (13) negative or unexpected tax consequences could adversely affect our results of operations; (14) changes in energy prices and government regulations could adversely impact the results of operations of our Building & Energy Solutions business; (15) sequestration under the Budget Control Act of 2011 may negatively impact our business; (16) significant delays or reductions in appropriations for our government contracts may negatively affect our business and could have an adverse effect on our financial position, results of operations, and cash flows; (17) we conduct some of our operations through joint ventures, and our ability to do business may be affected by the failure of our joint venture partners to perform their obligations; (18) our services in areas of military conflict expose us to additional risks; (19) we are subject to business continuity risks associated with centralization of certain administrative functions; (20) we could incur additional costs to cover energy savings guarantees; (21) we are subject to cyber-security risks arising out of breaches of security relating to sensitive company, client, and employee information and to the technology that manages our operations and other business processes; (22) a decline in commercial office building occupancy and rental rates could affect our revenues and profitability; (23) deterioration in general economic conditions could reduce the demand for facility services and, as a result, reduce our earnings and adversely affect our financial condition; (24) financial difficulties or bankruptcy of one or more of our clients could adversely affect our results; (25) future declines in the fair value of our investments in auction rate securities could negatively impact our earnings; (26) we incur accounting and other control costs that reduce profitability; (27) any future increase in the level of our debt or in interest rates could affect our results of operations; (28) our ability to operate and pay our debt obligations depends upon our access to cash; (29) goodwill impairment charges could have a material adverse effect on our financial condition and results of operations; (30) impairment of long-lived assets may adversely affect our operating results; (31) changes in immigration laws or enforcement actions or investigations under such laws could significantly

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adversely affect our labor force, operations, and financial results; (32) labor disputes could lead to loss of revenues or expense variations; (33) we participate in multiemployer pension plans that under certain circumstances could result in material liabilities being incurred; and (34) natural disasters or acts of terrorism could disrupt services.

Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K for the year ended October 31, 2013, and in other reports the Company files from time to time with the Securities and Exchange Commission. The Company urges readers to consider these risks and uncertainties in evaluating its forward-looking statements. The Company cautions readers not to place undue reliance upon any such forward- looking statements, which speak only as of the date made. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto, or any change in events, conditions or circumstances on which any such statement is made, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Information

To supplement ABM’s consolidated financial information, the Company has presented net income and operating profit, as adjusted for items impacting comparability, for the third quarter and nine months of fiscal years 2014 and 2013. These adjustments have been made with the intent of providing financial measures that give management and investors a better understanding of the underlying operational results and trends as well as ABM’s marketplace performance. In addition, the Company has presented earnings before interest, taxes, depreciation and amortization and excluding items impacting comparability (adjusted EBITDA) for the third quarter and nine months of fiscal years 2014 and 2013. Adjusted EBITDA is among the indicators management uses as a basis for planning and forecasting future periods. The presentation of these non- GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with accounting principles generally accepted in the United States of America. (See accompanying financial tables for supplemental financial data and corresponding reconciliations to certain GAAP financial measures.)

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Contact:
Investors & Analysts:	David Farwell	Media:	Chas Strong
	(212) 297-9792		(770) 953-5072
	dfarwell@abm.com		chas.strong@abm.com

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Three Months Ended July 31,
($ in millions, except per share amounts)	2014	2013	Increase / (Decrease)
Revenues	$1,276.1	$1,216.8	4.9%
Expenses
Operating	1,144.7	1,095.7	4.5%
Selling, general and administrative	91.2	85.4	6.8%
Amortization of intangible assets	6.5	7.0	(7.1)%
Total expenses	1,242.4	1,188.1	4.6%
Operating profit	33.7	28.7	17.4%
Income from unconsolidated affiliates, net	1.6	1.6	—%
Interest expense	(2.7)	(3.4)	(20.6)%
Income before income taxes	32.6	26.9	21.2%
Provision for income taxes	(13.2)	(10.9)	21.1%
Net income	$19.4	$16.0	21.3%
Net income per common share
Basic	$0.34	$0.29	17.2%
Diluted	$0.34	$0.29	17.2%
Weighted-average common and common equivalent shares outstanding
Basic	56.2	55.0
Diluted	57.0	56.3
Dividends declared per common share	$0.155	$0.150

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENT INFORMATION (UNAUDITED)

	Nine Months Ended July 31,		Increase /
($ in millions, except per share amounts)	2014	2013	(Decrease)
Revenues	$3,733.9	$3,572.5	4.5%
Expenses
Operating	3,356.6	3,211.8	4.5%
Selling, general and administrative	271.9	257.6	5.6%
Amortization of intangible assets	19.9	21.5	(7.4)%
Total expenses	3,648.4	3,490.9	4.5%
Operating profit	85.5	81.6	4.8%
Income from unconsolidated affiliates, net	4.3	3.9	10.3%
Interest expense	(8.1)	(9.7)	(16.5)%
Income before income taxes	81.7	75.8	7.8%
Provision for income taxes	(34.0)	(27.1)	25.5%
Net income	$47.7	$48.7	(2.1)%
Net income per common share
Basic	0.85	0.89	(4.5)%
Diluted	0.84	0.87	(3.4)%
Weighted-average common and common equivalent shares outstanding
Basic	56.0	54.7
Diluted	57.0	55.9
Dividends declared per common share	$0.465	$0.450

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

SELECTED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended July 31,
(In millions)	2014	2013
Net cash provided by operating activities	$19.3	$46.5
Purchase of businesses, net of cash acquired	$(0.3)	$0.7
Other	(8.1)	(10.4)
Net cash used in investing activities	$(8.4)	$(9.7)
Proceeds from exercises of stock options	$2.5	$7.8
Incremental tax benefit from share-based compensation awards	5.0	—
Repurchases of common stock	(10.0)	—
Dividends paid	(8.6)	(8.2)
Borrowings from line of credit	261.0	173.0
Repayment of borrowings from line of credit	(276.5)	(208.5)
Changes in book cash overdrafts	3.5	0.9
Other	(0.9)	(1.0)
Net cash used in financing activities	$(24.0)	$(36.0)

	Nine Months Ended July 31,
(In millions)	2014	2013
Net cash provided by operating activities	$57.0	$84.3
Purchase of businesses, net of cash acquired	$(12.4)	$(191.3)
Other	(26.8)	(15.3)
Net cash used in investing activities	$(39.2)	$(206.6)
Proceeds from exercises of stock options	$7.3	$9.8
Incremental tax benefit from share-based compensation awards	5.0	—
Repurchases of common stock	(10.0)	—
Dividends paid	(25.9)	(24.3)
Deferred financing costs paid	(1.2)	—
Borrowings from line of credit	795.1	768.0
Repayment of borrowings from line of credit	(798.3)	(634.5)
Changes in book cash overdrafts	5.0	1.4
Other	(2.8)	(2.9)
Net cash (used in) provided by financing activities	$(25.8)	$117.5

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(In Millions)	July 31, 2014	October 31, 2013

ASSETS
Cash and cash equivalents	$24.6	$32.6
Trade accounts receivable, net	726.1	672.5
Notes receivable and other	40.6	36.6
Prepaid expenses	68.8	59.6
Prepaid income taxes	5.1	5.1
Deferred income taxes, net	50.2	47.1
Insurance recoverables	11.2	11.1
Total current assets	926.6	864.6
Insurance deposits	16.0	28.5
Other investments and long-term receivables	9.1	5.0
Investments in unconsolidated affiliates, net	19.3	18.0
Investments in auction rate securities	13.0	13.0
Property, plant and equipment, net	82.6	77.2
Other intangible assets, net	127.2	144.4
Goodwill	879.1	872.4
Noncurrent insurance recoverables	56.4	57.6
Other assets	38.9	38.5
Total assets	$2,168.2	$2,119.2
LIABILITIES
Trade accounts payable	$162.8	$157.8
Accrued liabilities
Compensation	135.7	138.4
Taxes—other than income	31.0	25.7
Insurance claims	79.9	84.6
Other	112.2	101.9
Income taxes payable	0.2	0.1
Total current liabilities	521.8	508.5
Noncurrent income taxes payable	53.5	50.4
Line of credit	311.7	314.9
Retirement plans and other	38.6	41.4
Deferred income tax liability, net	16.4	13.1
Noncurrent insurance claims	272.5	273.4
Total liabilities	1,214.5	1,201.7
Stockholders’ Equity	953.7	917.5
Total liabilities and stockholders’ equity	$2,168.2	$2,119.2

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Three Months Ended July 31,		Increase/
($ in millions)	2014	2013	(Decrease)
Revenues
Janitorial	$648.3	$626.1	3.5%
Facility Services	151.0	152.8	(1.2)%
Parking	156.5	154.0	1.6%
Security	95.4	96.2	(0.8)%
Building & Energy Solutions	127.5	104.9	21.5%
Other	97.4	82.6	17.9%
Corporate	—	0.2	(100.0)%
Total Revenues	$1,276.1	$1,216.8	4.9%
Operating profit
Janitorial	$40.4	$34.4	17.4%
Facility Services	7.5	7.0	7.1%
Parking	9.4	8.2	14.6%
Security	3.9	4.0	(2.5)%
Building & Energy Solutions	6.8	5.9	15.3%
Other	4.5	3.8	18.4%
Corporate	(37.2)	(32.9)	13.1%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(1.6)	(1.7)	5.9%
Total operating profit	33.7	28.7	17.4%
Income from unconsolidated affiliates, net	1.6	1.6	—%
Interest expense	(2.7)	(3.4)	(20.6)%
Income before income taxes	32.6	26.9	21.2%
Provision for income taxes	(13.2)	(10.9)	21.1%
Net Income	$19.4	$16.0	21.3%

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ABM INDUSTRIES INCORPORATED AND SUBSIDIARIES

REVENUES AND OPERATING PROFIT BY SEGMENT (UNAUDITED)

	Nine Months Ended July 31,		Increase/
($ in millions)	2014	2013	(Decrease)
Revenues
Janitorial	$1,917.1	$1,848.2	3.7%
Facility Services	452.2	456.6	(1.0)%
Parking	459.4	456.8	0.6%
Security	288.9	284.4	1.6%
Building & Energy Solutions	348.1	286.8	21.4%
Other	268.2	239.0	12.2%
Corporate	—	0.7	(100.0)%
Total Revenues	$3,733.9	$3,572.5	4.5%
Operating profit
Janitorial	$105.7	$101.3	4.3%
Facility Services	18.4	19.3	(4.7)%
Parking	21.5	19.1	12.6%
Security	8.7	7.8	11.5%
Building & Energy Solutions	13.0	7.5	73.3%
Other	8.8	7.9	11.4%
Corporate	(86.3)	(77.2)	11.8%
Adjustment for income from unconsolidated affiliates, net included in Building & Energy Solutions	(4.3)	(4.1)	(4.9)%
Total operating profit	85.5	81.6	4.8%
Income from unconsolidated affiliates, net	4.3	3.9	10.3%
Interest expense	(8.1)	(9.7)	(16.5)%
Income before income taxes	81.7	75.8	7.8%
Provision for income taxes	(34.0)	(27.1)	25.5%
Net Income	$47.7	$48.7	(2.1)%

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ABM Industries Incorporated and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(Unaudited)

($ in millions, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2014	2013	2014	2013
Reconciliation of Adjusted Net Income to Net Income
Adjusted net income	$26.9	$23.1	$59.8	$58.0
Items impacting comparability:
Rebranding (a)	(1.4)	(1.4)	(3.2)	(2.1)
U.S. Foreign Corrupt Practices Act investigation (b)	(0.2)	—	(1.1)	(0.4)
Self- Insurance adjustment	(10.5)	(9.9)	(10.5)	(9.9)
Acquisition costs	(0.3)	(0.3)	(0.6)	(1.0)
Litigation and other settlements	—	—	(3.4)	(0.1)
Restructuring (c)	(0.6)	(0.1)	(2.2)	(1.8)
Total items impacting comparability	(13.0)	(11.7)	(21.0)	(15.3)
Benefit from income taxes	5.5	4.6	8.9	6.0
Items impacting comparability, net of taxes	(7.5)	(7.1)	(12.1)	(9.3)
Net Income	$19.4	$16.0	$47.7	$48.7

	Three Months Ended July 31,		Nine Months Ended July 31,
	2014	2013	2014	2013
Reconciliation of Adjusted Operating Profit to Operating Profit
Adjusted operating profit	$46.7	$40.4	$106.5	$96.9
Total items impacting comparability	(13.0)	(11.7)	(21.0)	(15.3)
Operating profit	$33.7	$28.7	$85.5	$81.6

Reconciliation of Adjusted EBITDA to Net Income
Adjusted EBITDA	$62.4	$57.2	$153.3	$147.8
Items impacting comparability	(13.0)	(11.7)	(21.0)	(15.3)
Provision for income taxes	(13.2)	(10.9)	(34.0)	(27.1)
Interest Expense	(2.7)	(3.4)	(8.1)	(9.7)
Depreciation and amortization	(14.1)	(15.2)	(42.5)	(47.0)
Net Income	$19.4	$16.0	$47.7	$48.7

	Three Months Ended July 31,		Nine Months Ended July 31,
	2014	2013	2014	2013
Reconciliation of Adjusted Net Income per Diluted Share to Net Income per Diluted Share
Adjusted net income per diluted share	$0.47	$0.41	$1.05	$1.04
Items impacting comparability, net of taxes	(0.13)	(0.12)	(0.21)	(0.17)
Net income per diluted share	0.34	$0.29	$0.84	$0.87
Diluted shares	57.0	56.3	57.0	55.9

(a) Represents costs related to the Company's branding initiative.
(b) Includes legal and other cost incurred in connection with an internal investigation into a foreign entity affiliated with a former joint venture partner. (c) Restructuring costs associated with realignment of our operational structure.

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ABM Industries Incorporated and Subsidiaries

Reconciliation of Estimated Adjusted Income per Diluted Share to Estimated Net Income per Diluted Share for the Year Ending October 31, 2014

Estimated net income per diluted share including expected	Year Ended October 31, 2014
Work Opportunity Tax Credit of $0.08 per diluted share (a)	Low Estimate	High Estimate
	(per diluted share)
Adjusted net income per diluted share	$1.65	$1.69
Adjustments (b)	$(0.23)	$(0.23)
Net income per diluted share	$1.42	$1.46

(a) The Company continues to assume Congress will retroactively reenact the Work Opportunity Tax Credit within the Company's fiscal year, which ends October 31,2014. This guidance includes the expected Work Opportunity Tax Credit of $0.08 per diluted share.

(b) Adjustments include rebranding costs, restructuring costs associated with realignment of our operational structure, certain legal settlements, adjustments to self-insurance reserves pertaining to prior year's claims and other unique items impacting comparability.

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